UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2011

CytoDyn Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-49908	75-3056237
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Crenshaw Lake Road, Lutz, Florida 33548

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 527-6969

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 7, 2011, the Board of Directors of CytoDyn Inc. (the “Company”) approved the relocation of the Company’s principal office to Lutz, Florida (the “Relocation”). Effective as of June 15, 2011, the principal office of the Company is 110 Crenshaw Lake Road, Lutz, Florida 33548. Also, the Board of Directors on June 14, 2011 adopted an amendment and restatement to the Company’s Bylaws (the “Amended and Restated Bylaws”) to reflect the Relocation of the Company. Article 1 Section I previously indicated that the principal office of the Company shall be in Longmont, Colorado. The Amended and Restated Bylaws of the Company were also amended to provide that the annual meeting of the shareholders shall be held on a date to be determined by the Company’s Board of Directors.

The Amended and Restated Bylaws are attached hereto and filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

June 20, 2011	By:	/s/ Kenneth J. Van Ness
Kenneth J. Van Ness
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company